News Release

FOR IMMEDIATE RELEASE

Wednesday, July 12, 2006

Gannett Co., Inc. Reports Second Quarter Results

McLEAN, VA - Gannett Co., Inc. (NYSE: GCI) reported today that 2006 second quarter earnings per diluted share from continuing operations were $1.31 compared to $1.34 per share in the second quarter of 2005. In the second quarter of 2006, the company recorded stock compensation expense of $10.3 million ($6.4 million after tax or $0.03 per share).

The company completed the expansion and reorganization, with MediaNews Group, of the Texas-New Mexico Newspapers Partnership on December 25, 2005. Results for the partnership are no longer consolidated in the company's financial statements. The company's 40.6 percent interest in the partnership results is now included in other operating revenues.

As previously reported, the company completed an exchange of properties with Knight Ridder, Inc. in August 2005. Operating results for 2005 exclude contributions from the former Gannett properties which have been reclassified to income from discontinued operations. The Detroit Newspaper Partnership, L.P. has been fully consolidated in the financial statements of Gannett along with a minority interest charge for MediaNews Group's interest since August 1, 2005.

CONTINUING OPERATIONS

Total operating revenues for the company increased 6.1 percent to $2.03 billion in the second quarter from $1.91 billion in the similar interval in 2005. This increase is due primarily to the full consolidation of Detroit newspaper operations. On a pro forma basis, assuming Gannett owned the same complement of properties in the second quarter of 2006 and 2005, total operating revenues would have been 0.5 percent higher. Operating cash flow (defined as operating income plus depreciation and amortization) was $606.4 million compared with $623.7 million in the year earlier quarter. However, excluding stock compensation expense, operating cash flow was $7.1 million or 1.1 percent lower. Income from continuing operations was $310.5 million in the second quarter of 2006 versus $332.6 million in the same quarter of last year. Again, excluding stock based compensation expense, income from continuing operations for the second quarter of 2006 was $316.9 million.

Reported operating expenses increased 9.5 percent in the quarter reflecting principally the full consolidation of Detroit newspaper operations, as well as stock based compensation. On a pro forma basis and excluding stock based compensation, total operating expenses were 1.0 percent higher, primarily reflecting higher newsprint expense. Corporate expense totaled $20.3 million for the quarter, a $3.0 million increase compared to the second quarter in 2005. The increase was due principally to the portion of stock based compensation expense attributable to the corporate segment. Excluding that cost, corporate expense would have been flat for the quarter.

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Average diluted shares outstanding in the second quarter totaled 237,767,000 compared with 248,009,000 in 2005's second quarter. Approximately 1.3 million shares were repurchased during the current quarter.

Commenting on the company's performance, Craig A. Dubow, Chairman, President and CEO said: "Our performance in the quarter was in line with expectations and continues to reflect the unevenness of the advertising environment in the various markets we serve. Our domestic community newspapers generated advertising gains during the quarter, particularly in the local and real estate categories. Our efforts in both digital, and niche publications again were strong contributors to our growth. Our positive domestic results were partially offset by continued soft ad demand at our UK operations although we are seeing some signs of stabilization in that market. Our Broadcasting segment reported higher revenues driven by politically related ad demand and significant online revenue growth.  However, higher newsprint and interest costs, stock compensation expense and an unfavorable exchange rate tempered our results."

NEWSPAPERS

Newspaper results in the quarter include Exchange & Mart and Auto Exchange (acquired in September 2005), Tallahassee (acquired in August 2005), 100 percent of the Detroit Newspaper Partnership (established in August 2005), PointRoll, Inc. (acquired in June 2005) and Hometown Communications (acquired in March 2005).

Operating revenues were $1.82 billion for the quarter, a 6.4 percent increase from the second quarter of 2005. Reported advertising revenues were 6.4 percent higher for the quarter. Assuming Gannett had owned the same group of newspapers in both the second quarter of 2006 and 2005, advertising revenues would have increased 0.3 percent. On a comparable basis, local advertising revenues were 2.8 percent higher, national ad revenues were 0.8 percent lower and classified was down 1.7 percent. On a constant currency basis, total advertising revenues would have been up 0.6 percent; local would have been up 3.0 percent and national and classified would have declined 0.6 percent and 1.2 percent, respectively. In the U.S., pro forma advertising revenues were up 2.2 percent in the quarter. Total newspaper segment operating cash flow which includes USA TODAY and our UK properties was $521.1 million in the second quarter versus $538.4 million in the same quarter of 2005.

For the quarter, total newspaper operating expenses increased 9.8 percent reflecting the full consolidation of the Detroit newspaper operations and higher newsprint expense. Assuming Gannett had owned the same group of properties for the second quarter of 2006 and 2005, pro forma expenses would have increased 1.3 percent. On a pro forma basis and also excluding stock based compensation expense, newspaper segment costs were held to a 0.9 percent increase, which includes higher newsprint expense. The consolidation of Detroit also had an impact on reported newsprint expense, which increased 12.2 percent in the quarter, reflecting higher newsprint prices and usage. On a pro forma basis, however, newsprint expense increased 5.2 percent.

At USA TODAY, advertising revenues were up 0.7 percent in the second quarter. Paid advertising pages totaled 1,107 compared with 1,191 in the same quarter of 2005.

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BROADCASTING

Broadcasting generated revenues of $205.4 million for the quarter, a 3.8 percent increase from the second quarter of 2005. The increase reflects stronger politically related ad demand, a 63 percent increase in online revenues as well as higher revenues at Captivate. Operating cash flow in the quarter totaled $101.4 million compared with $98.7 million in the year ago quarter. Broadcasting expenses were 4.7 percent higher in the quarter. Excluding stock based compensation, broadcasting costs would have increased 3.4 percent.

In the second quarter of 2006, television revenues were $199.0 million, a 3.2 percent increase compared to $192.8 million in the second quarter of 2005.

NON-OPERATING ITEMS

Interest expense for the second quarter increased $19.0 million and was $67.4 million compared to $48.4 million in the same quarter of 2005. The increase is attributable to higher short-term interest rates and debt outstanding. During the quarter the company issued $1.25 billion in debt comprised of $750 million in three-year, floating rate notes with interest based on 3-month LIBOR and $500 million in five-year, fixed rate notes with a coupon of 5.75 percent. Other non-operating expense primarily reflects non-operating charges for minority interests and Internet investment costs in part offset by investment income and gains.

The company announced during the quarter that it had acquired Planet Discover, a provider of local, integrated online search and advertising technology. It also announced that it had reached an agreement to acquire WATL-TV in Atlanta which will create the company's third duopoly. The transaction will close at the conclusion of a regulatory review. The company contributed the Muskogee (OK) Phoenix to the Gannett Foundation in April, 2006. Subsequent to the close of the quarter, the company established its second duopoly when it completed the acquisition of KTVD-TV in Denver.

On June 29th, the company announced that Craig A. Dubow was elected Chairman effective July 1st.

At the end of the quarter, Gannett had more than 100 domestic publishing Web sites, including USATODAY.com, one of the most popular newspaper sites on the Web. The company also had Web sites in all of its 19 television markets. In June, Gannett's consolidated domestic Internet audience share was approximately 22.2 million unique visitors reaching over 14 percent of the Internet audience according to Nielsen//NetRatings. Newsquest is also an Internet leader in the UK where its network of Web sites attracted more than 46.1 million monthly page impressions from approximately 3.5 million unique users.

All references in this release to "comparable" revenue results and "operating cash flow" are to non-GAAP financial measures. Management believes that this use allows management and investors to analyze and compare the Company's results in a more meaningful and consistent manner. A reconciliation of the non-GAAP operating cash flow amounts to the Company's consolidated statements of income is attached.

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As previously announced, the company will hold an earnings conference call at 10:00 a.m. ET today. The call can be accessed via a live Webcast through the Investor Relations section of the company's Web site, www.gannett.com, or listen-only conference lines. U.S. callers should dial
1-800-500-0177 and international callers should dial 719-457-2679 at least 10 minutes prior to the scheduled start of the call. The confirmation code for the conference call is 7154088. To access the replay, dial 1-888-203-1112 in the U.S. International callers should use the number 719-457-0820. The confirmation code for the replay is 7154088. Materials related to the call will be available through the Investor Relations section of the company's Web site Wednesday morning.

Gannett Co., Inc. is a leading international news and information company that publishes 90 daily newspapers in the USA, including USA TODAY, the nation's largest-selling daily newspaper. The company also owns nearly 1,000 non-daily publications in the USA and USA WEEKEND, a weekly newspaper magazine. Gannett subsidiary Newsquest is the United Kingdom's second largest regional newspaper company. Newsquest publishes more than 300 titles, including 17 daily newspapers, and a network of prize-winning Web sites. Gannett also operates 22 television stations in the United States and is an Internet leader with sites sponsored by its TV stations and newspapers including USATODAY.com, one of the most popular news sites on the Web.

Certain statements in this press release may be forward looking in nature or "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company's SEC reports, including the company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.

Gannett is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

For investor inquiries, contact:
Jeffrey Heinz
Director, Investor Relations
703-854-6917
jheinz@gannett.com

For media inquiries, contact:
Tara Connell
Vice President of Corporate Communications
703-854-6049
tjconnel@gannett.com

# # #

CONSOLIDATED STATEMENTS OF INCOME
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)
                                           Thirteen weeks ended        % Inc
                                      June 25, 2006   June 26, 2005    (Dec)
Net Operating Revenues:
Newspaper advertising                 $  1,377,004     $ 1,293,992      6.4
Newspaper circulation                      321,222         310,061      3.6
Broadcasting                               205,420         197,888      3.8
Other                                      124,263         108,691     14.3
                                       -----------      ----------   ------
Total                                    2,027,909       1,910,632      6.1
                                       -----------      ----------   ------
Operating Expenses:
Cost of sales and operating
  expenses, exclusive of
  depreciation                           1,096,263         989,008     10.8
Selling, general and
  administrative expenses,
  exclusive of depreciation                325,275         297,913      9.2
Depreciation                                60,724          69,379    (12.5)
Amortization of intangible assets            7,764           4,696     65.3
                                       -----------      ----------   ------
Total                                    1,490,026       1,360,996      9.5
                                       -----------      ----------   ------
Operating income                           537,883         549,636     (2.1)
                                       -----------      ----------   ------
Non-operating income (expense):
Interest expense                           (67,374)        (48,424)    39.1
Other                                       (3,112)         (3,040)     2.4
                                       -----------      ----------   ------
Total                                      (70,486)        (51,464)    37.0
                                       -----------      ----------   ------
Income before income taxes                 467,397         498,172     (6.2)
Provision for income taxes                 156,900         165,600     (5.3)
                                       -----------      ----------   ------
Net income from continuing
  operations                               310,497         332,572     (6.6)
                                       -----------      ----------   ------
Discontinued Operations:
 Income from the operation of
 discontinued operations,
 net of tax                                      -           6,071      ***
                                       -----------      ----------   ------
Net Income                            $    310,497     $   338,643     (8.3)
                                       ===========      ==========   ======

Earnings from continuing
operations per share-basic                   $1.31           $1.35     (3.0)
Earnings from discontinued
operations:
 Earnings from the operation of
  discontinued operations per
  share-basic                                    -            0.02      ***
                                       -----------      ----------   ------
Net Income per share-basic                   $1.31           $1.37     (4.4)
                                       ===========      ==========   ======

Earnings from continuing
 operations per share-diluted                $1.31           $1.34     (2.2)
Earnings from discontinued
operations:
 Earnings from the operation of
  discontinued operations per
  share-diluted                                  -            0.02      ***
                                       -----------      ----------   ------
Net Income per share-diluted                 $1.31           $1.37     (4.4)
                                       ===========      ==========   ======

Dividends per share                         $0.29           $0.27      7.4
                                       ===========      ==========   ======

Note:  Beginning August 1, 2005, Newspaper publishing results (revenues and expenses) reflect 100% of Detroit newspaper operations.  Prior to that date, the company's 50% interest in Detroit's operating income was reflected in other revenues.  Beginning in 2006, the company's 40.6% investment in the
Texas-New Mexico Newspaper Partnership is reflected in other revenue.  In
2005 the results of the partnership were fully consolidated.

CONSOLIDATED STATEMENTS OF INCOME
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)
                                           Twenty-six weeks ended      % Inc
                                       June 25, 2006   June 26, 2005   (Dec)
Net Operating Revenues:
Newspaper advertising                 $  2,643,895     $ 2,492,684      6.1
Newspaper circulation                      645,272         619,039      4.2
Broadcasting                               387,995         362,445      7.0
Other                                      233,288         204,914     13.8
                                       -----------      ----------   ------
Total                                    3,910,450       3,679,082      6.3
                                       -----------      ----------   ------
Operating Expenses:
Cost of sales and operating
  expenses,   exclusive of
  depreciation                           2,171,341       1,951,730     11.3
Selling, general and
  administrative   expenses,
  exclusive of depreciation                644,509         592,054      8.9
Depreciation                               121,883         129,601     (6.0)
Amortization of intangible assets           15,528           8,501     82.7
                                       -----------      ----------   ------
Total                                    2,953,261       2,681,886     10.1
                                       -----------      ----------   ------
Operating income                           957,189         997,196     (4.0)
                                       -----------      ----------   ------
Non-operating income (expense):
Interest expense                          (132,095)        (93,362)    41.5
Other                                       (3,288)        (13,959)   (76.4)
                                       -----------      ----------   ------
Total                                     (135,383)       (107,321)    26.1
                                       -----------      ----------   ------
Income before income taxes                 821,806         889,875     (7.6)
Provision for income taxes                 276,000         296,500     (6.9)
                                       -----------      ----------   ------
Net income from continuing
  operations                               545,806         593,375     (8.0)
                                       -----------      ----------   ------
Discontinued Operations:
 Income from the operation of
 discontinued operations,
 net of tax                                      -          11,005      ***
                                       -----------      ----------   ------
Net Income                            $    545,806     $   604,380     (9.7)
                                       ===========      ==========   ======

Earnings from continuing
operations per share-basic                   $2.30           $2.38     (3.4)
Earnings from discontinued
operations:
 Earnings from the operation
 of discontinued operations
 per share-basic                                 -            0.04      ***
                                       -----------      ----------   ------
Net Income per share-basic                   $2.30           $2.42     (5.0)
                                       ===========      ==========   ======

Earnings from continuing
 operations per share-diluted                $2.29           $2.37     (3.4)
Earnings from discontinued
operations:
 Earnings from the operation
 of discontinued operations
 per share-diluted                               -            0.04      ***
                                       -----------      ----------   ------
Net Income per share-diluted                 $2.29           $2.42     (5.4)
                                       ===========      ==========   ======

Dividends per share                          $0.58           $0.54      7.4
                                       ===========      ==========   ======

Note:  Beginning August 1, 2005, Newspaper publishing results (revenues and expenses) reflect 100% of Detroit newspaper operations. Prior to that date, the company's 50% interest in Detroit's operating income was reflected in other revenues.  Beginning in 2006, the company's 40.6% investment in the
Texas-New Mexico Newspaper Partnership is reflected in other revenue.  In
2005 the results of the partnership were fully consolidated.

BUSINESS SEGMENT INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars
                                            Thirteen weeks ended       % Inc
                                      June 25, 2006    June 26, 2005   (Dec)
Net Operating Revenues:
Newspaper publishing                  $  1,822,489     $ 1,712,744      6.4
Broadcasting                               205,420         197,888      3.8
                                       -----------      ----------   ------
Total                                 $  2,027,909     $ 1,910,632      6.1
                                       ===========      ==========   ======
Operating Income
(net of depreciation
and amortization):
Newspaper publishing                  $    464,935     $   476,206     (2.4)
Broadcasting                                93,288          90,739      2.8
Corporate                                  (20,340)        (17,309)   (17.5)
                                       -----------      ----------   ------
Total                                 $    537,883     $   549,636     (2.1)
                                       ===========      ==========   ======
Depreciation and Amortization:
Newspaper publishing                  $     56,213     $    62,232     (9.7)
Broadcasting                                 8,088           7,944      1.8
Corporate                                    4,187           3,899      7.4
                                       -----------      ----------   ------
Total                                 $     68,488     $    74,075     (7.5)
                                       ===========      ==========   ======
Operating Cash Flow:
Newspaper publishing                  $    521,148     $   538,438     (3.2)
Broadcasting                               101,376          98,683      2.7
Corporate                                  (16,153)        (13,410)   (20.5)
                                       -----------      ----------   ------
Total                                 $    606,371     $   623,711     (2.8)
                                       ===========      ==========   ======

Broadcasting includes results from the company's 21 television stations and
Captivate Network, Inc.  Captivate is a national news and entertainment network which delivers programming and full motion video advertising through wireless digital video screens in elevators of premier office towers.
Captivate was acquired in early April 2004.
Operating Cash Flow represents operating income for each of the company's business segments plus related depreciation and amortization expense.  See attachment for reconciliation of amounts to the Consolidated Statements of
Income.
Beginning August 1, 2005, Newspaper publishing results reflect 100% of
Detroit newspaper operations.  Prior to that date, the company's 50%
interest in Detroit's operating income was reflected in Newspaper publishing revenues.  Beginning in 2006, the company's 40.6% investment in the
Texas-New Mexico Newspaper Partnership is reflected in other revenue.  In
2005 the results of the partnership were fully consolidated.
Beginning with the first quarter of 2006, the Company began recording stock compensation expense in connection with the requirements of Statement of
Financial Accounting Standards No. 123R, "Share-Based Payment".  For the
second quarter of 2006, this non-cash expense item totaled $10.3 million and has been allocated to the Newspaper, Broadcasting and Corporate segments.

BUSINESS SEGMENT INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars
                                            Twenty-six weeks ended     % Inc
                                       June 25, 2006    June 26, 2005  (Dec)
Net Operating Revenues:
Newspaper publishing                  $  3,522,455     $ 3,316,637      6.2
Broadcasting                               387,995         362,445      7.0
                                       -----------      ----------   ------
Total                                 $  3,910,450     $ 3,679,082      6.3
                                       ===========      ==========   ======
Operating Income
(net of depreciation
and amortization):
Newspaper publishing                  $    832,904     $   881,827     (5.5)
Broadcasting                               165,093         149,423     10.5
Corporate                                  (40,808)        (34,054)   (19.8)
                                       -----------      ----------   ------
Total                                 $    957,189     $   997,196     (4.0)
                                       ===========      ==========   ======
Depreciation and Amortization:
Newspaper publishing                  $    112,930     $   114,570     (1.4)
Broadcasting                                16,114          15,644      3.0
Corporate                                    8,367           7,888      6.1
                                       -----------      ----------   ------
Total                                 $    137,411     $   138,102     (0.5)
                                       ===========      ==========   ======
Operating Cash Flow:
Newspaper publishing                  $    945,834     $   996,397     (5.1)
Broadcasting                               181,207         165,067      9.8
Corporate                                  (32,441)        (26,166)   (24.0)
                                       -----------      ----------   ------
Total                                 $  1,094,600     $ 1,135,298     (3.6)
                                       ===========      ==========   ======

Broadcasting includes results from the company's 21 television stations and
Captivate Network, Inc.  Captivate is a national news and entertainment network which delivers programming and full motion video advertising through wireless digital video screens in elevators of premier office towers.
Captivate was acquired in early April 2004.
Operating Cash Flow represents operating income for each of the company's business segments plus related depreciation and amortization expense.  See attachment for reconciliation of amounts to the Consolidated
Statements of Income.
Beginning August 1, 2005, Newspaper publishing results reflect 100% of
Detroit newspaper operations.  Prior to that date, the company's 50%
interest in Detroit's operating income was reflected in Newspaper publishing revenues.  Beginning in 2006, the company's 40.6% investment in the
Texas-New Mexico Newspaper Partnership is reflected in other revenue.  In
2005 the results of the partnership were fully consolidated.
Beginning with the first quarter of 2006, the Company began recording stock compensation expense in connection with the requirements of Statement of
Financial Accounting Standards No. 123R, "Share-Based Payment".  For
year-to-date 2006, this non-cash expense item totaled $20.6 million and has been allocated to the Newspaper, Broadcasting and Corporate segments.

NON-GAAP FINANCIAL INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars
"Operating cash flow", a non-GAAP measure, is defined as operating income plus depreciation and amortization of intangible assets.  Management believes that use of this measure allows investors and management to measure, analyze and compare the cash resources generated from its business segment operations in a meaningful and consistent manner.  The focus on operating cash flow is appropriate given the consistent and generally predictable strength of cash flow generation by newspaper and television operations, and the short period of time it takes to convert new orders to cash.
A reconciliation of these non-GAAP amounts to the company's operating income, which the company believes is the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's consolidated statements of income, follows:

Thirteen weeks ended June 25, 2006
                        Newspaper   Broadcasting   Corporate   Consolidated
                        Publishing                                 Total
Operating cash flow      $521,148     $101,376     $(16,153)     $606,371
Less:
Depreciation              (48,639)      (7,898)      (4,187)      (60,724)
Amortization               (7,574)        (190)           -        (7,764)
                         --------     --------     --------      --------
Operating income         $464,935      $93,288     $(20,340)     $537,883
                         ========     ========     ========      ========

Thirteen weeks ended June 26, 2005
                        Newspaper   Broadcasting   Corporate   Consolidated
                        Publishing                                 Total
Operating cash flow      $538,438      $98,683     $(13,410)     $623,711
Less:
Depreciation              (57,945)      (7,535)      (3,899)      (69,379)
Amortization               (4,287)        (409)           -        (4,696)
                         --------     --------     --------      --------
Operating income         $476,206      $90,739     $(17,309)     $549,636
                         ========     ========     ========      ========

Twenty-six weeks ended June 25, 2006
                        Newspaper   Broadcasting   Corporate   Consolidated
                        Publishing                                 Total
Operating cash flow      $945,834     $181,207     $(32,441)   $1,094,600
Less:
Depreciation              (97,781)     (15,735)      (8,367)     (121,883)
Amortization              (15,149)        (379)           -       (15,528)
                         --------     --------     --------      --------
Operating income         $832,904     $165,093     $(40,808)     $957,189
                         ========     ========     ========      ========

Twenty-six weeks ended June 26, 2005
                        Newspaper   Broadcasting   Corporate   Consolidated
                        Publishing                                 Total
Operating cash flow      $996,397     $165,067     $(26,166)   $1,135,298
Less:
Depreciation             (106,724)     (14,989)      (7,888)     (129,601)
Amortization               (7,846)        (655)           -        (8,501)
                         --------     --------     --------      --------
Operating income         $881,827     $149,423     $(34,054)     $997,196
                         ========     ========     ========      ========